UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2004

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 17, 2004, Tapestry Pharmaceuticals, Inc. (“Tapestry” or “the Company”) issued a press release announcing that it will discontinue development of its gene editing technologies, including its programs in Sickle Cell disease and diagnostics, in order to focus resources on the development of its nearer-term oncology clinical drug candidate portfolio.  Tapestry will continue development of its Huntington’s disease program.  The Board of Directors of the Company authorized this action on November 16, 2004.  The Company has engaged Rodman & Renshaw as its financial advisor to assist in the sale or licensing of the assets of the Genomics Division.  As part of the restructuring, Tapestry will close its facility in Newark, Delaware and terminate the employment of approximately 20 people.  The operations of the Genomics Division, other than the Huntington’s program, will be accounted for as discontinued operations.

Tapestry expects to incur a restructuring charge of approximately $480,000 comprised of severance and outplacement costs of approximately $230,000, lease termination costs of approximately $200,000, and a fixed asset impairment charge of approximately $50,000.  Approximately $1.3 million of intellectual property and fixed assets will initially be classified as held for sale.  Additional asset impairment charges, if any, will be evaluated before the Company’s fiscal year-end based upon the progress of the Company’s sale or licensing activities.  In addition, Tapestry expects to incur expense related to discontinued operations of approximately $450,000, primarily consisting of compensation and occupancy costs from November 17, 2004 through mid 2005 while the Genomics Division is being shut down.

Neither the timing nor the terms of the sale or licensing of assets of the Genomics Division, if any, can be determined at this time, and the Company can give no assurance that any sale or other transaction will occur. Tapestry, therefore, does not intend to comment further on the status of the sales effort prior to signing and announcing any definitive sales or licensing agreement for any or all of the assets.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release dated November 17, 2004 issued by Tapestry Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2004

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon Link
Gordon Link
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated November 17, 2004 issued by Tapestry Pharmaceuticals, Inc.